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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement filed by Eagle Bancorp, Inc. on Form S-3 of our reports dated March 12, 2009 with respect to the consolidated financial statements of Eagle Bancorp, Inc. and the effectiveness of internal control over financial reporting, which appear in the Annual Report on Form 10-K of Eagle Bancorp, Inc. for the year ended December 31, 2008. We also hereby consent to the reference of our firm under the heading "Experts" in the prospectus.

/s/ Stegman & Company

Baltimore, Maryland
July 29, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm